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                                                                   EXHIBIT 23.6

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 26, 1993 with respect to the statements of income and cash flows of Turf Paradise, Inc. for the year ended June 30, 1993, included in the Hollywood Park, Inc. Annual Report on Form 10-K for the year ended December 31, 1995 incorporated by reference in the Prospectus and Registration Statement (Form S-4) of Hollywood Park, Inc. for the registration of 6,105,000 shares of its common stock.

                                                    /s/ Ernst & Young LLP

                                                    Ernst & Young LLP
Phoenix, Arizona
September 12, 1996